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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38237) pertaining to the Long-Term Incentive Plan of Re Capital Corporation of our report dated February 8, 1995, with respect to the consolidated financial statements and schedules of Re Capital Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

New York, New York
February 21, 1995

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